Exhibit 10.14

Loan And Security Agreement
BAY BUSiNESS CREDiT
1460 Maria Lane 000
Walnut Creek, CA 94596

Gentlemen.

      This will confirm out understanding and agreement regarding the loan(s) we have requested you to make to US under the terms and conditions of this Agreement.

1. Loans

      All advances under this Agreement shall be made pursuant to the following credit lines; however, at no time shall our aggregate indebtedness to you under these credit lines or from other sources exceed our Maximum Aggregate Line of $ 800,000 (***EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS***)

      A. An ACCOUNTS RECEIVABLE LINE under which you may from time to time in your sole discretion advance us up to 80% of the net face amount of our eligible accounts (as defined below) reported to you:

      B. AN INVENTORY LOAN under which you may from time to time in your sole discretion advance us up to $200,000, TWO HUNDRED THOUSAND DOLLARS.

2. Definitions

      A. As used in the Agreement, unless otherwise indicated by the context, the term "eligible accounts" means accounts( as defined by Section 9106 of the California Uniform Commercial Code) which.

      i.    are acceptable to you:

      ii.   have been validly assigned to you:

      iii.  are from account debtors located in the United States:

      iv. as of the date of determining whether an account is "eligible" not more than 90 days has passed since the date of the account;

      v. are from account debtors from whom less than 25% of their total accounts to us are otherwise ineligible

      vi.   are from account debtors to whom we are not in debt:

      vii. are from account debtors who are not owners, shareholders or officers of us;

      viii. are from account debtors which are not owned wholly or in part by us or any of our shareholders or officers

      ix.   are from account debtors who are not bankrupt

      x. strictly comply with all of our warranties and representations to you.

      B. The term "Indebtedness" means any and all sums owing you by us, wherever and however created, whether contingent or liquidated, incurred directly or indirectly, including those incurred kinder this or any other agreement between us including any additions, renewals or extensions thereof and all other sums of whatever kind or nature, including interest, which we at any time may owe you.

3. Loan Initiation Fee.

      We will advance and/or reimburse you for all out-of-pocket expenses incurred by you in entering into transaction including without limitation, the cost of title searches, title reports, recording fees, reasonable attorneys' fees, audit expenses and other expenses similar to the foregoing. In addition upon execution of this Agreement, we agree to pay a loan origination fee of one percent of the Maximum Aggregate Line of Credit. If after demand such fees and expenses are not promptly paid to you, you may, but need not, charge our account as provided in Paragraph 12 herein.

4. Interest and Charges.

      A. Your interest on any and all advances to us and additional charges pursuant to Paragraph 12 shall be at the rate of Comerica Bank-California Prime plus 9% on the accounts receivable loan and Comerica Bank-California Prime plus 10% on the inventory loan, and shall be computed on a 360 day year and upon the actual daily amount of our outstanding indebtedness plus three days collection clearance. Should there be any change in the so-called reference rate (sometimes known as "prime rate") as from time to time announced by Comerica Bank-California, or such other rate as Comerica Bank-California may substitute therefore from the rate on the date of this agreement, the rate of interest charged to us shall be changed by a like amount . The rate of interference charged to us shall not however at any time be less than 13% per annum.

      B. If our accounts receivable loan balance exceeds 80% of the value of our eligible accounts (ie. is overadvanced) for any reason or combination of reasons, serially or in conjunction, for thirty (30) days or longer; the amount of loan overadvanced on each day thereafter shall be surcharged an additional 1/30 of 1% per day until such time as no overadvance exists

      C. In the event of our breach of this Agreement or the circumstance of any Event of Default as defined in Paragraph 16, we agree that the rate of interest charged as in Paragraph 4 A. shall be increased by 12% per annum as of the date of the occurrence of such Event of Default, until such time as no Event of Default exists.

      D. Your charges are to be computed monthly and paid by the first of every month, and if not so paid these charges may be charged to our account as an advance, and shall be subject to interest charges as provided herein.

      E. Each accounting rendered by you to us shall be deemed correct and binding unless we notify you in writing to the contrary within thirty (30) days after the date of each accounting rendered by you.

      F. In no event shall your interest computed herein exceed the maximum rate permitted by law: any amounts paid in excess of the maximum permitted by law shall be returned to us on our demand and reasonable proof the charge exceeds the legal maximum.

      G. Not withstanding the foregoing, we agree to pay minimum monthly interest of one half of one percent of the maximum aggregate line of credit per month.

      H. We shall pay to you a "Misdirected Payment Fee' of live 5% percent of the amount of any payment on account of an account receivable which has been received by us and not delivered in kind to you.

5. Repayment

      A. Each advance and our total indebtedness to you under the accounts receivable line shall be paid by us as follows:

      i. the delivery to you of all collections received by us on our accounts receivable:

      ii. the delivery to you from time to time on demand a sum equal to the net face amount of all accounts assigned to you and which remain uncollected more than 90 days from the date of each invoice or which are more than 60 days past due..

      iii. the delivery to you from time to time of a sum equivalent to the net face amount of accounts which become ineligible to you;

      iv. the delivery to you from time to time or upon demand a sum equivalent to the amount overadvanced:

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      v.    notwithstanding anything to the contrary contained in this
            Agreement, no payment by check shall be deemed made to you until three business days after receipt by you to allow for, and ,subject to, clearance.

      B. Our indebtedness to you under any note shall be repaid as provided in any such note(s).

      C. In addition, our entire unpaid indebtedness, whenever and however created, shall become immediately due and payable on demand and prior to demand on the occurrence of an Event of Default as defined in Paragraph 16 ("Event of Default") or in case of termination whether by notice, lapse of time or otherwise, whichever occurs first.

6. Security interest.

      All of your advances and charges, together with any and all of our other obligations and indebtedness to you, however and whenever created shall be secured by a continuing security interest in:

      A. all of our present and hereafter acquired inventory, including, but not by way of limitation, raw materials, work in process and finished goods of any nature and description;

      B. all of our present and hereafter acquired plant, office and other equipment, including, but not by way of limitation, machinery and all attachments and appurtenances thereto, tools, dies, molds, jigs, bores, patterns, appliances, fixtures, furniture and furnishings

      C. all of our account receivable whether or not eligible now existing or hereafter arising;

      D. all of our present and hereafter acquired contracts, computer programs and tapes, purchase orders, chattel paper, and negotiable documents;

      E. all of our present and hereafter acquired general intangibles, including, but not by way of limitation, our name and goodwill, trademarks, tradenames, copyrights, processes, patents, patent rights, patent applications, licenses, inventions, royalties, commissions and tax refunds:

      F. all of our present and hereafter acquired bank and deposit accounts of every kind or nature;

      G. insurance policies of every kind and nature, including unearned premium rebates.

      H. proceeds of all of the above.

      I. all ledger shoots, files, books, records and documents relating to accounts, inventory or other - collateral,

      J. such other security designated on such separate written instruments, which we now or hereafter deliver to you: and

      K. any and all other property of ours coming into your possession or under your control; all of which security interest, assignments and pledges we hereby grant to you in accordance with and subject to Article 9 of the California Uniform Commercial Code. Each new advance (and all prior advances, indebtedness or liabilities) shall be covered by all security agreements which we have then given or caused to be given to you.

7. Security Documents

      We agree to execute upon demand by you any and all financing Statements, Continuation Statements or other statements intended to perfect your security interest hereunder, in whatsoever form you may require, as provided for and defined in Article 9 of the California Uniform Commercial Code.

8. Warranties.

      So long as we are indebted to you, we warrant, represent and agree that:

      A. the value of our inventory in which you have a security interest shall be at least A. One Million Dollars 1,000,000.00

      B. the value of our personal property and inventory in which you have a security interest shall be at least $ 2,000,000 ***Two Million Dollars

      C. all security interests granted by us to you or caused by us to be granted to you are and will be first security interests on the property described in any and all documents pursuant to which such grant has been made ( except insofar as we have notified you to the contrary in writing),

      D. the property covered by all security agreements delivered or caused to be delivered by us to you 15 solely owned by us or the party described in such security agreement:

      E. the property covered by all security agreements delivered or caused to be delivered by us to you is free and clear of all liens, encumbrances, security interests and adverse claims other than created by such security agreements.

      F. the property covered by all security agreements delivered or caused to be delivered by us to you is kept in good condition and repair, is not subject to waste, will not (except for sales of inventory in the ordinary course of business) be sold, transferred or assigned or removed from the premises described in this Security Agreement without first obtaining your prior written consent.

      G. all accounts will have been created by absolute sales of our merchandise of services, will be genuine, bonafide and collectible, and we will have and convey good unencumbered and absolute title to our account debtors free of all third party claims:

      H. accounts will not be subject to any dispute, right of offset, counterclaim, or right of cancellation (except as such returns may be accepted pursuant to Paragraph 10 herein):

      I. at the time of creation of accounts, all property giving rise to our accounts will have been delivered to, and unconditionally accepted by each account debtor:

      J. we will have performed all things required of us by the terms of all agreements or purchase orders giving rise to all accounts;

      K. all accounts will be due and unconditionally payable on terms of thirty
(30) days or less, or on such other terms (as are acceptable to you) which are expressly set forth on the face of all invoices, copies of which shall be delivered to you, and no account will then be past due;

      L. all facts, figures and representations given or caused by us to be given to you in connection with the value of the property given to you as security or regarding each advance or account or pertaining to anything done under this Agreement shall be true and correct,

      M. our books and records fully and accurately reflect all of our assets and liabilities (absolute and contingent), are kept in the ordinary course of business in accordance with generally accepted accounting principles consistently applied and all information contained therein is true and correct;

      N. the fair market value of the property covered by all security agreements delivered by us to you, is and shall at all times be, not lass than the price which we paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to you;

      O. we will not borrow any money except under this Agreement without first obtaining your prior 0. written consent;

      P. we will not sell or assign any of our accounts or pisd9a, encumber, hypothecate, mortgage otherwise create or grant any security interest on any of our property except to you;

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      Q. all taxes of any governmental or taxing authority due of payable by, or imposed, levied or assessed against us, have been paid and shall be paid in full before delinquency:

      R. there are no actions or proceedings pending by or against us before any court or administrative agency. and there are no pending, threatened, or known to be imminent litigation, governmental investigations, or claims, complaints, or prosecutions involving us except as heretofore disclosed in writing to you;

      S. we have the legal power and authority to enter into this Agreement and to perform and discharge our obligations hereunder,

      T. if we are a corporation, we will do all things necessary to preserve our good standing in any state in which we are incorporated and do business.

      U. every payment falling due on accounts assigned to you will be duly paid and received by us on or before the earlier of ninety (90) days from the date of each invoice or sixty (60) days from the due date of each invoice ,and

      V. We will not move the location of our business from 13000 S. Spring Street Los Angeles, CA, and will riot move our inventory from the locations listed on exhibit 'A' without thirty (30) days prior written notice to you,

9. Warranties and Representations.

      Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by you regardless of any investigation made, or information possessed by you. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which we shall give or Cause to be given to you, either now or hereafter.

10. Returns

      Without your prior written approval, we shall accept no returns and shall grant no allowances or credit to account debtors so that at any one time the aggregate of such allowances or credits exceed 5% of our total accounts. If any property referred to or covered by any account assigned to you shall remain in, or revert to, our possession, we will forthwith set it apart, mark and designate it as your property and promptly notify you.

11. Delivery of Documents.

      We will deliver to you from time to time a schedule of accounts identifying all accounts and credit memos generated since the last such report, and accompanying the schedule of accounts and/or the collection report, we shall deliver a status of account report. If we borrow under an inventory line we shall also deliver inventory certifications on demand, and if no demand, no less often than monthly. All such reports and schedules shall contain such terms and be in such form as you may require. We will deliver to you current financial statements (including balance sheets and income statements) as often as they are regularly prepared, but in no event no less than at the end of every fiscal quarter; and we will deliver to you our annual report within two (2) months of the end of our fiscal year. We shall prepare and provide you with ageings of our accounts receivable on demand and if no demand. no less often than monthly, Each assignment, pledge or other security agreement shall include and cover all of our right title and interest in the property described therein and all of our books, records, and files relating thereto. All ledger sheets, files, records and documents relating to accounts, inventory or other collateral shall, unless delivered to or removed by you, be kept at our premises in trust for, and without cost to you. You may at any time remove from our premises all documents, files and records related to your security.

12. Additional Charges.

      A. We agree that you may immediately charge our account:

      i. for any and all bank service charges, (including, without limitation, check processing, wire and ACH charges), paid by you attributable to any advances or collection under this or any other agreement between us;

      ii. for any and all charges to you related to any letter(s) of credit obtained or guaranteed by

      iii. for any and all costs of recording or perfecting your security interest in any property given by us as security for our indebtedness;

      v. for any and all costs or charges attributable to appraisal or verification or monitoring of property given by us as security for Our indebtedness and for audits at $500 per man day; and

      iv. for any and all office and other expenses and costs, including reasonable attorneys' fees. whether inside or outside counsel (including paralegals), incurred by you in enforcing or defending any of your rights under this Agreement, amending this agreement or in endeavoring to collect accounts assigned to you in any litigation or proceeding arising under or connected with this

      Agreement, the indebtedness created hereby or the security given to you. Any and all such sums shall become additional indebtedness owing to you and shall bear interest at the rate provided in Paragraph 4 and shall be covered by all security now or hereafter given by us or which we cause to be given to you.

      B. We shall promptly pay any and all expenses of.

      i. storing, warehousing, insuring, handling and shipping of our property,,

      ii.   any and all excise, property, sales and other taxes,

      iii, any and all costs of releasing or curing encumbrances or liens, levied or imposed by any governmental or taxing authority on us or on any of our property or any property caused to be given to you as security. This of any portion of this Agreement, you may, but need not, pay the same and charge our account therefor and we if we fall to promptly pay when due, whether you or any other person, monies which we are required to pay under shall promptly reimburse you therefor. You need not inquire as to, or contest the validity of any such expense tax security interest, encumbrance or lien, and the receipt of the usual official claim for the payment thereof shall be conclusive evidence that the same was validly due and owing.

13. Collection of Accounts.

      We shall have the, revocable privilege to collect at our expense the payments due on our accounts, upon the express condition, however, that all such collections shall:

      A. be received by us in trust for you;

      B. not be mingled with our own funds; and

      C. be delivered to you in kind no later than the next working day after our receipt of the same.

      Our collection privilege as described above is subject to revocation by you at any time, without prior notice, in your absolute discretion, and shall be automatically revoked upon the happening of an Event of Default. Unless the instruments so received by you are dishonored, or unless you, in your discretion; shall have remitted the amount to us, subject to the provision for clearance, you shall promptly credit the amount thereof against the indebtedness, after receipt by you.

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14. Reports and Audits.

      You shall at all reasonable times have full access to, and the right to inspect and audit, all of our books, records, tax returns, files and reports to governmental agencies, and to inspect and examine the inventory and other security given to you, Your right to access shall include records of ours kept with others including computer service bureaus and we hereby authorize such person(s) to provide you with full access to such records, Your charges for said audit are set forth in Paragraph 12 hereof.

15. Insurance

      We shall maintain insurance at our expense on property given to you ELS security with such carriers covering such risks and containing such amount of coverage and other terms (including an endorsement providing for non-cancellation except upon thirty (30) days written notice to you and a loss payable endorsement in your favor) for full insurable value as you may from time to time specify in writing. We shall promptly deliver to you copies of all policies, endorsements, evidence of premium payment, claims and reports to insurance carriers, 16. Default.

      The revocable collection privilege referred to above shall be automatically revoked and all of the indebtedness shall automatically accelerate and become immediately due and payable upon termination of this Agreement (by lapse of time or otherwise) or upon the happening of any one of the following Events of Default;

      A. Our failure to make any payment to you when due, or any default under, or breach or violation of, any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any other written document which we now or hereafter, execute and deliver, or which we now or hereafter Cause to be executed and delivered or assigned to you,

      B. Any change in the business or financial condition of us or any Guarantor of any of the indebtedness ("Guarantor'), or any decline in the value of any property given to you as security, which causes you to deem yourself insecure

      C. The withdrawal or cancellation by any Guarantor of any guaranty of any of the indebtedness,

      D. The ceasing to do business as a going concern, or the assignment of any property for the benefit of creditors, by or an the part of us or any Guarantor;

      E. The filing by or against us or any Guarantor of any petition or application in bankruptcy, Reorganization, arrangement, trusteeship or receivership, whether under the United States Bankruptcy Code or otherwise, or the appointment of a trustee or receiver over all or any part of this property or business of us or any Guarantor. or the levying of an attachment or garnishment on any of our property which is not released within ten (10) days:

      F. Any of the property covered by any of the security agreements given or caused to be given by us to you is lost secreted, misused or destroyed: or

      G. The filing of a federal tax lien against us or our property or the filing of any other lien for Delinquent taxes or by a judgment creditor.

17. Remedies.

      In case of any breach or default by us, or the occurrence of any Event of Default, or if we fail or neglect to promptly pay any and all of our indebtedness or other liabilities when due or upon demand, all of the indebtedness shall, without notice or demand, become immediately due and payable at your option. Upon the occurrence of any Event of Default, you shall have, in addition to all rights, remedies at law or equity, the remedies of a secured party under the Uniform Commercial Code of California and the specific rights provided for herein. All such fights are cumulative. Upon the occurrence of any such Event of Default, you may immediately or at any time or times thereafter, without any demand or notice to us or any Guarantor and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all of the indebtedness; commence proceedings to sell, lease or otherwise dispose of any and all collateral covered by this Agreement and by all security agreements given or caused to be given by us to you, and without legal proceedings, enter such places as any of such collateral may be found and take possession of such collateral and sell the same. Such collateral may be sold where it is located at the time of the breach or default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at your sole option and discretion. We hereby further waive all notices of seizure and sale, all requirements that such property be physically present at the place of sale. Any person, including you, may purchase at any such sale, free from any right of redemption which is expressly waived, and if you are the purchaser, you may apply all or any part to the indebtedness toward payment of the purchase price. The Proceeds of any such sale or other disposition shall be applied first to all expenses of settling all liens and claims against the collateral; second, to all Costs, charges and expenses incurred in taking, removing, holding, repairing and selling such collateral. including without limitation, all reasonable attorneys' fees incurred by you; and third, to the payment of all that indebtedness, whether due or to become due, and whether arising under this Agreement or otherwise. The surplus, if any, shall be delivered to us. We shall pay any deficiency forthwith, You may bring all proceedings for collections in your name or in our name and may exercise our right of stoppage in transit, replevin and reclamation. Upon the happening of any such Event of Default or upon demand, you shall be privileged, in addition to any other rights accruing to you, to terminate this Agreement at your option.

18. Waivers.

      A. We waive presentment, demand, protest and notice of dishonor as to any instrument. We consent to any extensions, modifications, allowances, compromises or releases to security, co-debtors or Guarantors, which you may grant, none of which shall release us or any Guarantors from, or affect, any of our or their obligations to you.

      B. So long as we are indebted to you, we irrevocably appoint you as our Womey-in-fact and authorize and empower you, without notice to us, to:

      i. endorse or affix our name upon any instrument, pleading or document relating to any property given to you as security or upon any check or other instrument given in payment thereof, or upon any omitted assignments, notifications of assignments, demands or auditors' verifications relating to assigned collateral and upon all other instruments and documents required to assert and protect your rights in the security and the property covered thereby; and

      ii. receive, open and dispose of all mail addressed to us and to instruct the Postmaster to forward our mail to you upon an Event of Default.

      C. Each of us acknowledge that the right to a trial by jury is a constitutional right but that the right maybe waived. Each of us knowingly, voluntarily, irrevocably and without coercion, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN US.

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19. Governing Law.

      A. Except as otherwise expressly provided in this Agreement, we agree and intend that this Agreement, and the respective rights and obligations of both of us shall be governed by and construed according to the local laws of the State of California in which this Agreement was primarily negotiated, executed, and delivered; and in which our obligations to you are to be primarily performed and which has a substantial relationship to both of us and to the Underlying transaction embodied by this Agreement. Notwithstanding the foregoing, we agree that:

      i. with respect to any collateral given by us to you, the perfection and priority of your security interests in personal property collateral or liens on real property collateral shall be governed by the law of the respective states where the respective Collateral is located;

      ii. the procedure governing the enforcement by you of provisional remedies against us or the collateral, including by way of illustration, but not limited to, actions for claim and delivery of property, replevin, for injunctive relief or for that appointment of a receiver, shall be governed by the law of the state in which such provisional remedies or relief are sought:

      iii. with respect to any collateral given by us to you, the procedures for foreclosing on the security interests or liens shall be governed by the laws of the state in which the collateral is located and in which the foreclosure is carried out; provided, however, that this subparagraph shall in no event be construed to provide that the substantive law of such state shall apply to this Agreement, the parties intending that the substantive law of the State of California shall govern this Agreement. In the event of any foreclosure by you on any collateral, regardless of where the collateral is located, we agree and intend that the laws of the State of California shall govern your right to collect or obtain a judgment for any deficiency following foreclosure, and the parties specifically intend that the laws of other states, and including but not limited to 580a and 580d and 726 of the California Code of Civil Procedure shall not be applicable. 20. Venue.

      We agree and intend that the proper and exclusive forum for any litigation of any disputes or controversies arising out of or related to this Agreement shall be the state or federal court with jurisdiction in Contra Costa County, California. We further agree that the courts located in the State of California shall have jurisdiction over both of us for the purpose of litigating any dispute or controversy arising out of or related to this Agreement. Notwithstanding the foregoing, we agree that, with respect to the collateral given in other states you shall be entitled to commence actions in such States against us or other persons for the purpose of seeking provisional remedies, including by way of illustration, but not limited to, actions for claim and delivery of property, replevin, or for injunctive relief or appointment of a receiver; or actions to foreclose upon security interests or liens given by us to you. In the event we should commence or maintain any action arising out of or related to this Agreement in a forum other than the courts designated hereby, you shall entitled to request the dismissal of such action, and we stipulate that such action shall be dismissed.

21. Prepayment, Termination and Renewal.

      Provided either party gives the other at least thirty (313) days prior written notice, this Agreement shall terminate on June 25, 2004. You may terminate this Agreement as elsewhere provided herein, or at any time provided you give at least 30 days prior written notice. If not terminated by any method provided above, this Agreement shall continue from year to year thereafter upon the same conditions; and upon said yearly renewal, you may charge our account a line renewal fee of 1% of our maximum aggregate line. If this Agreement terminates prior to the date stated above or terminates during a renewal term prior to the anniversary date, whether it terminates voluntarily or by reason of acceleration or upon the Event of Default or otherwise, we agree to pay a termination charge of one half of one percent of the aggregate line of credit per month between the date of actual termination and the date stated above: or in the event of termination during a renewal term, between the date of actual termination and the next anniversary date, such termination charge to be paid in its entirety at the time of termination.

      Not withstanding termination of this Agreement, all assignments, pledges, liens and /or other security interests now or hereafter granted to you shall continue in full force until all of the indebtedness has been paid. After termination and when you have received all sums due to you, you shall reassign to us all collateral held by you, and upon execution and delivery of mutual general releases, you shall execute a termination or reconveyance of all security agreements; given by us to you.

22. Notices.

      All notices or demands hereunder shall be in writing and sent by first class mail. They shall be deemed received when deposited in a United states Post Office BOX properly addressed to you or us at the addresses set forth herein or to such other address as you or we may from time to time specify in writing.

23. General

      A. If we, the undersigned, are two or more in number then:

      i. regardless of the form, your payment or other documents evidencing your loans hereunder (consisting of each and every advance) shall be deemed to be made to each and all of us and we shall be jointly and severally obligated to repay the same:

      ii. each of us jointly and severally makes, and is liable for each and every warranty, representation, obligation, covenant and undertaking under this Agreement: and

      iii. when permitted by the context, the words "we", "our", or "us" or similar words referring to the undersigned shall include and mean all, or anyone or more of us.

25. Provisions Severable.

      Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability o any such provision or provisions,

26. Amendments And integration

      This Agreement contains the entire understanding between us with respect to the subject matter hereof. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, of supplemented, orally or by any course of conduct, or in any manner other than by an agreement in writing, expressly referring hereto and signed by the party to be charged.

      If the foregoing correctly states the agreement and understanding between us, please sign the enclosed copy of this Agreement where indicated below and return it to us.

                                        Very truly yours


                                        Reed's Inc.


                                        /s/ Christopher Reed
                                        ----------------------------------------
                                        Christopher Reed
                                        President

13000 S. Spring Street
Los Angeles, CA 90061

Accepted __ day of ____________________, 2003


                                        Bay Business Credit


                                        By /s/ Maria Lane
                                           -------------------------------------
                                           Maria Lane #300

Walnut Creek, CA 9459 41.98